UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 13, 2010
MEDICAL CARE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Nevada	000-53665	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 815, No. 2 Building, Beixiaojie, Dongzhimen Nei, Beijing, China		10009
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		011 8610 6407 0580
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

Amendment of Chief Executive Officer Agreement

On September 13, 2010, Medical Care Technologies Inc. (the “Company”) and Ning C. Wu (“Wu”) entered into a CEO Amendment Agreement (the “Amendment”) to the Consultancy Agreement (the “Consultancy”) dated November 25, 2009. The Amendment amends the original agreement to reflect Madame Wu’s current positions with the Company and her new Restricted Securities and Stock Option Grant compensation.

On September 13, 2010, the Company and Ning Wu entered into a Lock Up Agreement (“Lock Up”). The Lock Up provides a restriction clause whereby Wu is not permitted to sell, dispose of, pledge or grant any rights with respect to the Restricted Securities until September 13, 2012.

A copy of the Amendment, Lock Up and Consultancy are attached hereto as Exhibit 10.3, 10.4 and 10.5, respectively and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation.

On September 10, 2010, the Board of Directors approved, and the Company filed an amendment on September 17, 2010 with the Nevada Secretary of State, pursuant to NRS 78.385 and 78.390 of the Nevada Statutes, to increase the Company’s authorized share capital, $0.00001 par value, from 150,000,000 to 500,000,000 shares.

A copy of the Certificate of Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

10.3   CEO Amendment Agreement dated September 13, 2010 between Medical Care Technologies Inc. and Ning C. Wu.

10.4Lock Up Agreement dated September 13, 2010 between Medical Care Technologies Inc. and Ning C. Wu.

10.5Consultancy Agreement dated November 25, 2009 between Medical Care Technologies Inc. and Ning C. Wu.

99.1Certificate of Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL CARE TECHNOLOGIES INC.
/s/ Ning C. Wu
Ning C. Wu
President and Director

Date:	September 17, 2010

EXHIBIT INDEX

Exhibit Number Description

10.3   CEO Amendment Agreement dated September 13, 2010 between Medical Care Technologies Inc. and Ning C. Wu.

10.4Lock Up Agreement dated September 13, 2010 between Medical Care Technologies Inc. and Ning C. Wu.

10.5Consultancy Agreement dated November 25, 2009 between Medical Care Technologies Inc. and Ning C. Wu.

99.1Certificate of Amendment to Articles of Incorporation.